EXHIBIT 16.1


PricewaterhouseCoopers [logo]

                                                   PricewaterhouseCoopers LLP
                                                   1301 Avenue of the Americas
                                                   New York, NY 10019-6013
                                                   Telephone (646) 471 4000
                                                   Facsimile (646) 394 1301


July 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Aris Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 10, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP